SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549




                                                     FORM 8-K

                                                  CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



              Date of report (Date of earliest event reported): January 28, 1998

                                            NAPRO BIOTHERAPEUTICS, INC.
                              (Exact Name of Registrant as Specified in Charter)


 Delaware                         0-243201                 84-1187753
(State or Other Jurisdiction of  (Commission File Number) (I.R.S. Employer
Incorporation)                                            Identification Number)


                                              6304 Spine Road, Unit A
                                              Boulder, Colorado 80301
                              (Address of Principal Executive Offices)(Zip code)


              Registrant's telephone number, including area code: (303) 530-3891





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Item 5.  Other Events

         As previously reported, on January 6, 1998, the Company entered into Agreements in Principal relating to modification of certain terms of its 5% Senior Convertible Notes due June 4, 2000 (the "Notes") and Series C Senior Convertible Preferred Stock (the "Preferred Stock"). The Company entered into definitive agreements relating to such modifications on January 28, 1998.

         The amendment with respect to the Notes (the "Note Amendment") limits, under certain circumstances prior to December 31, 1998: (i) the amount of Notes that can be converted into Common Stock and (ii) the ability of a holder of Note to force redemption of the inconvertible portions of the Note for cash. Similarly, the amendment with respect to the Preferred Stock (the "Preferred Stock Amendment," and together with the Note Amendment, the "Amendments") limits, under certain circumstances prior to December 31, 1998: (i) the number of shares of Common Stock that may be issued upon conversion of the Preferred Stock and (ii) the ability of a holder of the Preferred Stock to force redemption of the inconvertible portions of the Preferred Stock for cash.

         Pursuant to the Note Amendment and the Preferred Stock Amendment, the Company has agreed to propose to its stockholders, at a meeting to be held no later than June 1, 1998: (i) an amendment to the Company's Certificate of Incorporation providing for an increase in the authorized Common Stock of the Company and (ii) approval of issuance of the Common Stock upon the conversion of the Notes and Preferred Stock in certain circumstances. The Company has also agreed to take certain actions in connection with the registration under the Securities Act of 1933, as amended, of shares issuable upon conversion of the Notes and the Preferred Stock.

         Prior to and in connection with Note Amendment, the Company redeemed $397,000 in principal amount of the Notes. Premium and interest in the amount of $53,000 were paid in connection with such redemption.

         The Note Amendment and the Preferred Stock Amendment have been filed as exhibits to this Report and are incorporated herein by this reference. The description of provisions of the Note Amendment and the Preferred Stock Amendment in this Report does not purport to be complete and is qualified in its entirety by reference to such exhibits.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.


Exhibit No.                   Exhibit Description
4.1                           Amendment Agreement, dated as of January 28, 1998,
                              by and among the Registrant and the noteholders named therein.


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4.2                         Amendment Agreement, dated as of January 28, 1998,
                            by and between the Registrant and Advantage Fund II, Ltd.


4.3 Amendment Number 2 to the Agreement in Principle, dated as of January 27, 1998, by and between the Registrant and Omicron Partners, L.P.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    NAPRO BIOTHERAPEUTICS, INC.



                                                    By:  \s\ Gordon H. Link, Jr.
                                                             Gordon H. Link, Jr.
                                                         Chief Financial Officer

Date:  January 30, 1998



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